UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2009, the Compensation Committee of the Board of Directors of Broadridge Financial Solutions, Inc. (the “Company”) approved certain modifications to the termination provisions of equity award grants made to participants in the Company’s equity compensation plan, including the principal executive officer, principal financial officer and the Company’s other named executive officers. The modifications extend the time period during which equity awards may vest in the event of the retirement of an employee. The provisions previously provided that all unvested equity awards were forfeited upon retirement. For this purpose, “Retirement” is defined as termination of employment for any reason other than cause for employees over age 65, and involuntary termination of employment without cause for employees age 60 and over. Employees between ages 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. The modifications are only applicable to grants of equity awards made after April 2, 2007, the first business day of the Company following its spin-off from Automatic Data Processing, Inc.

The changes are summarized as follows:

•

Stock options: Stock options that are outstanding at the time of an employee’s Retirement will continue vesting for the period ending on the earlier of: (a) three years following the Retirement date and (b) the expiration date of the stock options.

•

Restricted Stock Units (“RSUs”) without performance conditions: Following Retirement, a pro-rated number of an employee’s RSUs that are unvested at the time of Retirement will continue to vest based on the original vesting schedule. The pro-ration will be based on the percentage of time elapsed from the grant date in the original vesting schedule at the time of Retirement.

•

RSUs with performance conditions: If an employee’s Retirement occurs after the performance period, the vesting of all RSUs earned will occur as originally scheduled. If an employee’s Retirement occurs during the performance period, a pro-rated number of the employee’s RSUs that are unvested at the time of Retirement will continue to vest based on the original vesting schedule to the extent the performance conditions are met. The pro-ration will be based on the percentage of time elapsed in the original performance period at the time of Retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary